EXHIBIT 99.1
Houston, Texas
5 August 2009

FOR IMMEDIATE RELEASE

EARNINGS-

ATWOOD OCEANICS, INC., (NYSE: ATW)  Houston-based International Drilling Contractor, announced today that the Company earned net income of $67,671,000 or $1.05 per diluted share, on revenues of $149,307,000 for the quarter ended June 30, 2009 compared to net income of $60,381,000 or $0.93 per diluted share, on revenues of $141,372,000 for the quarter ended June 30, 2008.  For the nine months ended June 30, 2009, the Company earned net income of $202,461,000 or $3.14 per diluted share, on revenues of $455,463,000 compared to net income of $140,685,000 or $2.18 per diluted share, on revenues of $365,950,000 for the nine months ended June 30, 2008.

	FOR THE THREE MONTHS ENDED JUNE 30,
	2009	2008

Revenues	$149,307,000	$141,372,000
Income before Income Taxes	73,744,000	68,066,000
Provision for Income Taxes	(6,073,000)	(7,685,000)
Net Income	67,671,000	60,381,000
Earnings per Common Share -
Basic	1.05	0.94
Diluted	1.05	0.93
Weighted Average Shares
Outstanding -
Basic	64,190,000	64,023,000
Diluted	64,617,000	64,776,000

	FOR THE NINE MONTHS ENDED JUNE 30,
	2009	2008

Revenues	$455,463,000	$365,950,000
Income before Income Taxes	236,993,000	157,531,000
Provision for Income Taxes	(34,532,000)	(16,846,000)
Net Income	202,461,000	140,685,000
Earnings per Common Share -
Basic	3.16	2.21
Diluted	3.14	2.18
Weighted Average Shares
Outstanding -
Basic	64,152,000	63,665,000
Diluted	64,395,000	64,509,000

 Contact:  Jim Holland
281-749-7804